INDEPENDENT AUDITORS' REPORT
----------------------------
To the Stockholders and Board of Directors of Miltope Group Inc.:

We have audited the accompanying consolidated balance sheets of Miltope Group Inc. and subsidiaries (a majority-owned subsidiary of Great Universal Incorporated) as of December 31, 2000 and 1999, and the related consolidated statements of operations,stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. Our audits also included the consolidated financial statement schedule listed in the index at Item 8. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. The consolidated financial statements give retroactive effect to the transfer of IV Phoenix Group, Inc. (PGI) from Great
Universal Incorporated, which has been accounted for on an "as if pooled" basis as described in Note 2 to the consolidated financial statements. We did not audit the balance sheet of PGI as of December 31, 1999, or the related statements of operations, stockholders' equity, and cash flows of PGI for the year then ended, which statements reflect total assets of $798,000 as of December 31, 1999, and total revenues of $9,045,000 for the year ended December 31, 1999. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for PGI for 1999, is based solely on the report of such other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Miltope Group Inc. and subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


/s/ Deloitte & Touche LLP
-------------------------
Birmingham, Alabama
February 9, 2001 (April xx, 2001 as to the waiver
letter described in Note 5)